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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                -----------------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      Pursuant to Section 12(b) or 12(g) of
                       the Securities Exchange Act of 1934



                                NRG ENERGY, INC.
            ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




                 DELAWARE                                   41-1724239
      -------------------------------                   ----------------
      (State or Other Jurisdiction of                   (I.R.S. Employer
       Incorporation or Organization)                   Identification No.)


                          1221 NICOLLET MALL, SUITE 700
                          MINNEAPOLIS, MINNESOTA 55403
               --------------------------------------------------
               (Address of principal executive offices)(Zip code)




Registrant's telephone number, including area code: (612) 373-5300
                                                    ----------------

                           Securities to be registered
                      pursuant to Section 12(b) of the Act:

   Title of Each Class                       Name of Each Exchange on Which
   to be so Registered                       Each Class is to be Registered
   -------------------                       ------------------------------

         NONE                                              NONE
------------------------------------        -------------------------------

                           Securities to be registered
                      pursuant to Section 12(g) of the Act:

                     COMMON STOCK, PAR VALUE $1.00 PER SHARE
          -----------------------------------------------------------

   THIS FORM 10 REGISTRATION STATEMENT HAS BEEN FILED WITH THE SECURITIES AND
    EXCHANGE COMMISSION AND IS SUBJECT TO SECURITIES AND EXCHANGE COMMISSION
                      REVIEW, AND COMPLETION OR AMENDMENT.


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ITEM 1.    BUSINESS

     Item 1, "Business," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.

ITEM 2.    FINANCIAL INFORMATION

     Item 7, "Management's Discussion and Analysis of Financial Condition and Results of Operations," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Part I, Item 2, "Management's Discussion and Analysis of Financial Condition and Results of Operations," from the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998 are incorporated herein by reference.

ITEM 3.    PROPERTIES

     Item 3, "Properties," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.

ITEM 4.    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Omitted.

ITEM 5.    DIRECTORS AND EXECUTIVE OFFICERS

     Omitted.


ITEM 6.    EXECUTIVE COMPENSATION

     Omitted.


ITEM 7.    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Omitted.

ITEM 8.    LEGAL PROCEEDINGS

     Item 3, "Legal Proceedings" from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Part II, Item 1, "Legal Proceedings," from the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998 are incorporated herein by reference.

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ITEM 9.    MARKET PRICE OF AND DIVIDENDS ON THE
           REGISTRANT'S COMMON EQUITY AND RELATED
           STOCKHOLDER MATTERS

     Item 5, "Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.

ITEM 10.   RECENT SALES OF UNREGISTERED SECURITIES

     Item 5, "Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Part II, Item 2, "Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters," from the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998 are incorporated herein by reference.

ITEM 11.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Company's Certificate of Incorporation authorizes the issuance of 1,000 shares of Common Stock, par value $1.00 per share. As of March 15, 1999, 1,000 shares were issued and outstanding, all of which were duly and validly issued and fully paid and nonassessable and held by Northern States Power Company. Holders of Common Stock are entitled to one vote for each share on all matters voted on by stockholders and, except as otherwise required by law, the holders of such shares possess all voting power. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors. Holders of Common Stock have no preemptive, redemption or conversion rights and are not liable for further calls or assessments. Holders of Common Stock are entitled to such dividends as may be declared from time to time by the Board of Directors of the Company from funds available therefor, and upon liquidation are entitled to receive pro rata all assets of the Company available for distribution to such holders.

ITEM 12.   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 145(a) of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and,


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with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     As authorized by Section 145 of the General Corporation Law of the State of Delaware, each director and officer of NRG may be indemnified by NRG against expenses (including attorney's fees, judgments, fines and amounts paid in settlement) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceedings in which he is involved by reason of the fact that he is or was a director or officer of NRG if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interest of NRG and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe that his conduct was unlawful. However, if the legal proceeding is by or in the right of NRG, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NRG unless a court determines otherwise.

     In addition, Article VI of NRG's By-Laws provides that NRG shall indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding") by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of NRG or is or was serving at the request of NRG as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person. NRG shall be required to


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indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors of NRG.

ITEM 13.   FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     Item 8, "Financial Statements and Supplementary Data" from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Part I, Item 1, "Financial Statements and Supplementary Data" from the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998 are incorporated herein by reference.

ITEM 14.   CHANGES IN AND DISAGREEMENTS WITH
           ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
           DISCLOSURE

     Item 9, "Changes in and Disagreements with Accountants on Accounting and Financial Disclosure," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 is incorporated herein by reference.

ITEM 15.   FINANCIAL STATEMENTS AND EXHIBITS

     Item 14, "Exhibits, Financial Statements Schedules and Reports on Form 8-K," from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and Part II, Item 6, "Exhibits, Financial Statements Schedules and Reports on Form 8-K," from the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998 and September 30, 1998 are incorporated herein by reference.

         Exhibits

         3.1 Certificate of Incorporation. (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397.)
         3.2 By-Laws. (Incorporated herein by reference to Exhibits 3.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397.)
         4.1 Indenture, dated as of June 1, 1997, between NRG and Norwest Bank Minnesota, National Association. (Incorporated herein by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         4.2 Form of Exchange Notes. (Incorporated herein by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.1 Employment Contract, dated as of June 28, 1995, between NRG and David H. Peterson. (Incorporated herein by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.2 Indenture, dated as of January 31, 1996, between NRG and Norwest Bank Minnesota, National Association, As Trustee. (Incorporated herein by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).

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         10.3       Revolving Credit Agreement, dated as of March 17, 1997,
                    among NRG, the banks party thereto and ABN AMRO Bank, N.V. as Agent. (Incorporated herein by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.4 Note Agreement, dated August 20, 1993, among NRG Energy Center, Inc. and each of the purchasers named therein. (Incorporated herein by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.5 Master Shelf and Revolving Credit Agreement, dated August 20, 1993 among NRG Energy Center, Inc., The Prudential insurance Registrants of America and each Prudential Affiliate which becomes party thereto. (Incorporated herein by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.6 Energy Agreement, dated February 12, 1988 between NRG (formerly known as Norenco Corporation) and Waldorf Corporation (the "Energy Agreement"). (Incorporated herein by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.7 First Amendment to the Energy Agreement, dated August 27, 1993. (Incorporated herein by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.8 Second Amendment to the Energy Agreement, dated August 27, 1993. (Incorporated herein by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.9 Third Amendment to the Energy Agreement, dated August 27, 1993. (Incorporated herein by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.10 Construction, Acquisition, and Term Loan Agreement, dated September 2, 1997 by and among NEO Landfill Gas, Inc , as Borrower, the lenders named on the signature pages, Credit Lyonnais New York Branch, as Construction/Acquisition Agent and Lyon Credit Corporation as Term Agent. (Incorporated herein by reference to Exhibit 10.10 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.11 Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York Branch as agent for the Construction/Acquisition Lenders. (Incorporated herein by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.12 Construction, Acquisition, and Term Loan Agreement, dated September 2, 1997 by and among Minnesota Methane LLC, as Borrower, the lenders named on the signature pages, Credit Lyonnais New York Branch, as Construction/Acquisition Agent and Lyon Credit Corporation as Term Agent. (Incorporated herein by reference to Exhibit 10.12 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.13 Guaranty, dated September 12, 1997 by NRG in favor of Credit Lyonnais New York Branch as agent for the Construction/Acquisition Lenders. (Incorporated herein by reference to Exhibit 10.13 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).
         10.14 Non Operating Interest Acquisition Agreement dated as of September 12, 1997, by and among NRG and NEO Corporation. (Incorporated herein by reference to Exhibit 10.14 to the Registrant's Registration Statement on Form S-1, as amended, File No. 333-33397).


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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 15, 1999                  NRG ENERGY, INC.


                                       By:     /s/ David H. Peterson
                                          --------------------------------------
                                                   David H. Peterson
                                          Chairman of the Board, President and
                                                Chief Executive Officer







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